                                                                    Exhibit 10.2


THIS AGREEMENT made the 8th day of July 1998

BETWEEN

(1) BALLYMORE PROPERTIES LIMITED of St John's House 5 South Parade Oxford OX2 7JL (Company Number 2260505) (hereinafter called "the Landlord") of the one part and

(2) CORDOBA HOLDINGS LIMITED of EBC House 1-3 Seale Street St Helier Jersey JE4 OTF (hereinafter called "the Tenant") of the second part and

(3) THOMAS CHARLES COMBRINCK of Flat 15 Dudley House Westmoreland Street London W1 (hereinafter called "the Surety") of the third part

WHEREBY IT IS AGREED as follows :

1.  FOR the purpose of this Agreement the following definitions shall apply:

    (a)  "the Property"              means the property described in the First
                                     Schedule hereto

    (b)  "the Lease"                 means a lease in the form of the draft
                                     ("The Draft") annexed as hereto as annexure
                                     1 and (where appropriate) the Deed of
                                     Variation

    (c)  "the Landlord's Works"      means the works set out in the
                                     specification annexed hereto as annexure


    (d)  "Certificate of Practical   means the certificate referred to in
          Completion"                clause 1(e) hereof being a certificate
                                     issued by the Landlord stating that the
                                     Landlord's Works have been completed (save for items of a minor or snagging nature) to such extent that the Tenant can obtain reasonable access to and egress from the Property and any items or work outstanding to the Property itself would not materially interfere with or affect the Tenants access to and occupation of the Property

    (e)  "the Completion Date"       means the date 15 working days after the
                                     issue of the Certificate of Practical
                                     Completion

    (f)  "the Block"                 means Paragon Building City Reach London
                                     E14 as is more particularly described in the Lease

    (g)  "the Remaining Floors"      means the 4th, 5th, 6th or 7th floors of
                                     the Block or any part or parts thereof

    (h)  "the Deed of Variation"     means a deed of variation in the form of
                                     the draft annexed hereto as annexure 3

    (i)  "the Heads of Terms"        means heads of terms signed by the Landlord
                                     and the prospective lessee incorporating details of the following:

                                     (i)    The lessee's name and address
                                     (ii)   The Demise
                                     (iii)  The term
                                     (iv)   The rent
                                     (v)    Any rent free period or other
                                            incentive
                                     (vi)   The permitted User
                                     (vii)  Repairing obligations
                                     (viii) Service Charge payable
                                     (ix)   Insurance provisions
                                     (x)    Alienation restrictions
                                     (xi)   Rights to be granted to the lessee
                                     (xii)  Rights to be reserved to the
                                            Landlord
                                     (xiii) Costs
                                     (xiv)  Restrictions on alterations
                                     (xv)   Rent review provisions (if any)

    (j)  "Tenants Works"             means the works set out in the
                                     specification annexed hereto at annexure 4 or such further works as may be agreed between the Landlord and the Tenant (acting reasonably)

    (k)  "Rent Commencement          means the date being 10 working days after
         Date"                       the date of issue of the Certificate of
                                     Practical Completion

    (l)  "Agreed Square              means the area for each floor as set out in
         Footage"                    the Second Schedule hereto

    (m)  "Landlord's Solicitor"      means Howard Kennedy of 19 Cavendish Square
                                     London WIA 2AW or such other firm whose
                                     name and address is notified to the Tenant in writing


    (n)  "Tenant's Solicitor"        means Messrs Turner Parkinson of Alberton
                                     House St Mary's Parsonage Manchester M3 2WJ or such other firm whose name and address is notified to the Vendor in writing

    (o)  "Arbitrator"                means an independent surveyor to be
                                     appointed by the parties hereto or (failing agreement) by the President for the time being of the Institute of Chartered
                                     Surveyors


    (o)  "Licence for Alterations"   means a Licence in the form of the draft
                                     annexed hereto as annexure 5

2. (a) On the Completion Date the Landlord will grant the Lease and the Deed of Variation and the Tenant shall take the Lease and Deed of Variation

    (b) THE Lease shall be granted for the term and at the rent and subject to the covenants conditions exceptions reservations and other matters more particularly set out in the Draft

    (c) All rents interest service charges and other monies due under the Lease and any licence fees payable hereunder shall commence to be payable on the earlier of the Rent Commencement Date and (as to any given floor) in accordance with clause 6(b) hereof

3.   THE Property is sold subject to the Standard Conditions of Sale (Third
     Edition)   so far as the same are consistent with this contract and with a sale by private treaty

4. Title shall be deduced and shall consist of office copy entries of leasehold title EGL 283159 and a certified copy of the transfer to the Landlord The Tenant having been supplied with a copy of the transfer shall be deemed to purchase with full knowledge thereof and shall raise no enquiries or requisitions thereon or objections thereto

5. The Tenant shall be entitled to have access to the Property as from the date hereof until the Completion Date to occupy the Property and commence the Tenant's Works in the capacity of a licensee (and not as a tenant) on a licence on the following terms and conditions :-

     (a) The licence shall grant to the Tenant the rights granted by the Lease (so far as they are consistent with the grant of a non exclusive licence)

     (b) The licence shall reserve to the Landlord the rights reserved by the Lease (so far as they are consistent with the grant of a non exclusive licence)

     (c) The Landlord and the Tenant shall be bound to comply with and observe all of the covenants conditions obligations and restrictions contained or referred to in the Lease (so far as they are consistent with the grant of a non exclusive licence)

     (d) The licence shall be subject to the other matters and provisos referred to or contained in the Lease (so far as they are consistent with the grant of a non exclusive licence)

     (e) Notwithstanding anything herein before contained or implied the Tenant shall not be entitled to share occupation of the Property or any part of it or grant any sub licences of the Property or any part of it save that the Tenant shall be entitled (with prior notice in writing to the Landlord) to grant a non exclusive sub licence to a third party of the whole or any part of the Property such sub licence to be in a form of the draft annexed to the Lease or such other form to be approved by the Landlord (such approval not to be unreasonably withheld or delayed)

     (f) In the event of the Tenant granting a sub licence of the Property or any part of it (in accordance with sub clause 5(e) hereof) prior to the issue of the Certificate of Practical Completion then the Tenant shall pay to the Landlord a licence fee ("the Licence Fee") as from the date of the occupation and operation from such sublet premises by such sub-licensee (and for the avoidance of doubt the sub-licensee cannot operate from such sub-let premises until all necessary services have been provided by the Landlord) calculated in accordance with the provisions herein after contained

(g) In respect of any given floor where a sub licence has been granted the Licence Fee be a sum equivalent to (Pounds)13.50 times by the number of square feet of the entire floor on which the sub licence was granted (whether or not the sub licence relates to the whole of the said floor or part only thereof) and the square footage for any given floor for such purposes shall be as per the second Schedule hereto

     (h) The Tenant's Works shall be carried out in all respects and the covenants terms and provisions contained in the Licence for Alterations shall be complied with as if the Licence for Alterations had been signed and entered into by the parties thereto as at the date hereof

     6. (a) The Landlord will carry out and complete the Landlord's Works to the reasonable satisfaction of the Tenant in a good and workmanlike manner as soon as reasonably practicable after the date hereof and in any event within 20 weeks of the date hereof and in particular will use its reasonable endeavours to connect an adequate electricity supply as soon as reasonably practicable from the date hereof


     (b) In the event that the Landlords Works have not been completed within the aforesaid 20 week period all rents and licence fees and other monies payable hereunder shall be suspended and cease to be payable until the Date of Issue of the Certificate of Practical Completion and for the avoidance of doubt the Landlord shall not be entitled to receive any of the monies which were so suspended

7.   (a)  After service of the Certificate of Practical Completion the
          Tenant and/or his surveyor may inspect the Property and in the event that the validity of Certificate of Practical Completion is disputed by the Tenant and/or his surveyor the Tenant or its surveyor may serve a notice ("the Dispute Notice") on the Landlord to that effect setting out the matters in dispute (provided that such notice is served prior to the Completion Date time being of the essence)

     (b) If the Tenant serves a valid Dispute Notice and the Landlord concurs with the Tenants comments therein the Certificate of Practical Completion shall automatically be withdrawn (but not in respect of outstanding works and defects of a minor or snagging and verifying nature which works and defects the Landlord shall use its best endeavours to remedy to the reasonable satisfaction of the Tenant as soon as possible after receipt of the Dispute Notice) and a new Certificate of Practical Completion shall be served as and when the matters set out in the Dispute Notice have been rectified to the reasonable satisfaction of the Tenant whereupon this clause will apply as though the new Certificate of Practical Completion were the original Certificate of Practical Completion

   (c) If the Tenant serves a valid Dispute Notice and the Landlord disagrees with any or all of the Tenants comments therein the dispute as to whether or not the Certificate of Practical Completion is a valid and effective Certificate of Practical Completion shall be referred at the instigation of either party to the Arbitrator and in the event that the Arbitrator finds in favour of the Landlord completion shall take place two working days after the Arbitrator's determination has been served on both parties and in the event that the Arbitrator finds in favour of the Tenant sub-clause (b) above shall apply and the Landlord shall (if the Arbitrator so decides and the 20 week period referred to in clause 6(b) above has been exceeded) forthwith on receipt of the notification of the Arbitrator's determination repay all licence fees and other monies with interest at base rate of Midland Bank Plc to the Tenant or such proportion of such monies as the Arbitrator shall determine

   (d) If the Tenant becomes aware of any latent or other defect in the Landlord's Works or the Block or the Common Areas (as defined in the Lease) within three months of the Completion Date the Landlord shall as soon as reasonably possible rectify all such matters at the entire expense of the Landlord to the reasonable satisfaction of the Tenant and in any event within one calendar month of being so notified by the Tenant.

8. On the Completion Date the Landlord and the Tenant will enter into a licence to alter the Property in the form of the Licence for Alterations

9. THE Landlord shall grant the Lease with full title guarantee

10. (Save as herein set out) the Property is let with vacant possession on completion

11. In relation to the Remaining Floors:

     (a) The Landlord will in its marketing of the Block use best endeavours to let the seventh floor prior to the sixth floor and the sixth floor prior to the fifth floor and the fifth floor prior to the fourth floor

     (b) For a period of 8 weeks from Completion Date (time being of the essence) :-

          (i) the Landlord will not demise let or agree or contract to demise or let any of the Remaining Floors to any person firm or company other than the Tenant
          (ii) The Tenant hereby is given by the Landlord the exclusive option to have granted to it by the Landlord a lease a deed of variation and a licence to carry out works as per the Tenant's Works of any and/or all of the Remaining Floors such option to be exercisable by 5 working days written notice on the Landlord's Solicitors to that effect (hereinafter referred to as the "Exercise Notice") and upon expiration of the said 5 working day period (time being of the essence) the Landlord shall grant and the Tenant shall take a lease ("the New Lease") and deed of variation ("the New Deed of Variation") and new licence to carry out Tenant's Works ("the New Licence") of the floors referred to in the Exercise Notice on identical terms to the Lease and Deed of Variation and Licence for Alterations (respectively) save for the description of the Premises and the amount of Initial Rent as each are defined in the Lease the Deed of Variation and the Licence for Alterations (respectively) . At the same time the Landlord and the

               Tenant shall enter into a further deed of rent deposit charge in identical terms to that entered into on the date hereof save that the "Deposit" (as defined in that deed) shall be calculated in the same proportion that (Pounds)1m bears to the square footage of the Property calculated in accordance with the Second Schedule. The Landlord shall procure that the Landlord's solicitors shall deliver to the Tenant's solicitors ( or to such other party as the Tenant's solicitors shall direct) counterparts of the New Lease and New Deed of Variation within two working days of receipt of the Exercise Notice and for the avoidance of doubt the definition of the Premises in the New Lease and Deed of Variation shall be the same as the floors referred to in the Exercise Notice and the definition of Initial Rent in the New Lease and the New Deed of Variation shall be:

               - Lease: Initial Rent to be an amount equivalent to the Agreed Square Footage for the relevant floor(s) multiplied by (Pounds)15

               - Deed of Variation: Initial rent to be an amount equivalent to the Agreed Square Footage for the relevant floor(s) multiplied by (Pounds)13.50

         (iii) In the event that the Tenant fails to serve the Exercise Notice within the aforesaid eight week period (time being of the essence) the Tenant shall be prohibited from serving the Exercise Notice

          (iv) Nothing herein contained or implied shall prevent prohibit or restrict the Landlord from marketing the Remaining Floors during the aforesaid eight week period

           (v) Each party shall be responsible for their own legal and surveyors costs incurred and arising out of this Clause II

       (c) (i) Prior to the first letting (or entering into of an agreement to let) of the Remaining Floors with any third party lessee the Landlord shall first serve on the Tenant a copy of the Heads of Terms relating thereto ("the Heads of Terms Notice") and offer to grant to the Tenant a lease of that part of the Block on the same terms as those contained in the Heads of Terms on a lease similar in all material respects to the Lease (save for the matters set out or referred to in the Heads of Terms) ("the Heads of Terms Offer")

          (ii) The Landlord will at all times keep the Tenant informed of the course of negotiations for the letting of any of the Remaining Floors

         (iii) The Tenant shall have 10 working days (time being of the essence) from the date of service of the Heads of Terms Notice in which to accept or decline the Heads of Terms Offer by notice in writing to that effect on the Landlord's Solicitors ("the Heads of Terms Acceptance Notice") to the intent that if the Tenant fails to serve a proper and valid Heads of Terms Acceptance Notice within the aforesaid 10 working day period (time being of the essence) the Tenant shall be deemed to have declined the Heads of Terms Offer

          (iv) In the event that the Tenant declines (or is deemed to have declined) the Heads of Terms Offer the Landlord shall thereafter be at liberty to let (or agree to let) the premises referred to in the Heads of Terms Offer on the terms therein set out but for the avoidance of doubt the right of first refusal contained in this Clause 11 (c) shall not lapse unless the remaining floor or floors referred to in such Heads of Terms are let to the prospective lessee and in accordance with the Heads of Terms

          (v) In the event that the Tenant accepts the Heads of Terms Offer then the Landlord shall grant a lease (and the Tenant shall take the lease) of the premises referred to in the Heads of Terms Offer 20 working days after the date of service of the Heads of Terms Acceptance Notice such lease to be in the form of the Lease incorporating such reasonable and proper amendments as are required by the Landlord's Solicitors and approved by the Tenants Solicitors (such approval not to be unreasonably withheld or delayed) necessary to incorporate the Heads of Terms therein

          (vi) Any dispute concerning the terms of the lease to be granted pursuant to sub clause (v) of this clause shall be referred to the Arbitrator whose decision shall be final and binding and in the event of a reference to the Arbitrator under this sub clause the completion of the grant of the said lease shall take place five working days after the Arbitrators determination

     (d) On the grant of a lease of any of the Remaining Floors the Landlord's Obligations hereunder relating to the Landlord's Works at the Property shall be read and construed and continue to apply to the Remaining Floors and this Agreement shall be read and construed as though it relates to the relevant Remaining Floors and all obligations on the parties hereto inclusive relating to the timing of such works, the date of occupation of the Property and the Rent Commencement Date and arbitration shall be construed accordingly.


13. In consideration of the Landlord entering into this agreement at the request of the Surety the Surety agrees to join in the Lease and any other lease granted pursuant to the terms hereof to give the covenant on the part of the Surety therein contained

14 In the event of any dispute in relation to any matter arising in respect of this Agreement then either party may refer the dispute to the determination of the Arbitrator whose decision shall be final and binding and whose costs shall be in his award

15. The provisions of this Agreement shall continue in full force and effect notwithstanding completion of the Lease in so far as they remain to be performed



AS WITNESS the hands of the parties hereto

/s/ Ray Hardy

SIGNED for and on behalf of the Landlord

/s/ Thomas Combrinck
 ..............................
SIGNED for and on behalf of the Surety
in the presence of.........................................

Being a Solicitor of the Supreme Court
who explained the nature of the Surety's obligations hereunder to the Surety

/s/ Vijay Khakhria
 ................................................................
SIGNED by an authorised signatory of
CORDOBA HOLDINGS LIMITED

                              THE FIRST SCHEDULE
                               -------------------
                            hereinbefore referred to
                            ------------------------


The Ground First Second and Third Floors of the Block


                              THE SECOND SCHEDULE
                              --------------------
                            hereinbefore referred to
                            ------------------------


                      Floor          sq.m         sq.ft

                        7           1,072.1       11,540
                        6           1,072.1       11,540
                        5           1,072.1       11,540
                        4           1,072.1       11,540
                        3           1,072.1       11,540
                        2           1,471.1       15,835
                        1           1,471.1       15,835

                             DATED                       199
                             -------------------------------

                             BALLYMORE PROPERTIES LIMITED (1)
                                           and
                               CORDOBA HOLDINGS LIMITED(2)
                                           and
                               THOMAS CHARLES COMBRINCK (3)
                                        L E A S E
                                      of Premises at
                                   The Paragon Building

                                           City


                                 Howard Kennedy
                                 Harcourt House
                              19 Cavendish Square
                                 London W1A 2AW
                                 0171 636 1616
                                    Ref:  36

                          Particulars and Definitions
                          ---------------------------

THE following expressions shall have where the context so admits the following meanings:-

1. "THE ACCOUNTING PERIOD" means the period from the First of January in any year to 31st December in the same year

2. "THE BLOCK" : the premises known as and situate at and known as The Paragon Building Site F1 and F2 City Reach Greenwich View London E14 and shall include all additions amendments and alterations made thereto during the Term

3.  "THE COMMENCEMENT DATE" :    day of  199

4. "THE COMMON PARTS" : The entrances (other than the entrance included in the demise) staircases passages landings toilet accommodation (other than as included in the demise) and all other parts of the Block and/or the Estate whether or not enjoyed or used by the Tenant in common with others and which are not specifically demised to any other tenant in the Block and/or the Estate and which are not included in the definitions of "Premises" herein contained

5.   "FIRST SERVICE CHARGE PAYMENT": (Pounds) 5000

6.   "HEADLEASEHOLD TITLE": Title Number EGL 283159

7.   "SUPERIOR LEASEHOLD TITLE":  Title Number EGL 283164

8. "SERVICE CHARGE ITEM" : an item of expenditure which relates to the Block and/or the Estate and/or is incurred for the general benefit of some or all of the occupiers of the Block as referred to in Part I of the First Schedule hereto

9.   "THE SERVICE CHARGE PROPORTION" :    a fair and reasonable proportion
     calculated on the proportion which the Premises bears to the Block of the costs charges and expenses incurred in providing or procuring the provision of the Service Charge Items

10.  "THE PARKING SERVICE CHARGE PROPORTION":   means the fraction of the costs
     charges and expenses referred to in clause (B) of Part II of the First Schedule hereof of which the numerator is the number of parking spaces to be allocated to the Tenant and the denominator is the total number of parking spaces in the Parking Area

11. "PERMITTED USER": Such use as may be permitted under the terms of the Headlease but provided always that uses of Telecommunications & Information Technology Switching & Services Facility (or similar) shall not be construed as being a breach of the use permitted by this Lease

12.  "THE INITIAL RENT" :   Eight hundred and forty six thousand and nine
     hundred POUNDS ((Pounds)846,900) per annum

13.  "LESSOR" :   Ballymore Properties Limited of St John's House 5 South Parade
     Oxford

14. "MANAGEMENT COMPANY": A reputable management company nominated by the Lessor in accordance with the provisions of clause 6.15 hereof

15. "PIPES" : means all pipes sewers drains mains ducts conduits gutters watercourses wires cables channels flues and all other conducting media


16.  "THE PLAN" : The Plan annexed to this Lease ?

17. "PREMISES" : All those premises on the Ground First Second and Third floor of the Block which are shown for identification purposes only edged red on the Plan

18. "RENT" : means the Initial Rent subject to review in accordance with the provisions set out In the Second Schedule hereto

19.  "RENT COMMENCEMENT DATE"                          day of
     199[insert date agreed under the terms of the contract]


20 "THE TENANT" CORDOBA HOLDINGS LIMITED of EBC House 1-3 Seale Street St Helier Jersey JE4 0TF

21.  "THE TERM" :   25 years from the Commencement Date

22. "VALUE ADDED TAX" : value added tax payable by virtue of the Value Added Tax Act 1994 (or previous legislation relating to VAT) or other imposition or levy of a like nature and "VAT" shall be construed accordingly;

23. "THE SURETY" : means THOMAS CHARLES COMBRINCK of 15 Dudley House Westmoreland Road London W1

24. "The Superior Lease": means the lease dated 5 April 1991 made between (1) London Docklands Development Corporation and (2) Robert Ogden - Indescon Developments Limited

25. "The Superior Lessor": means the person or persons for the time being entitled to the freehold interest in the Premises

26. "the Head Lessor" means the person or persons entitled to the head leasehold interest in the Premises

27. "The Headlease": means the lease dated 5 April 1991 between (1) Robert Ogden - Indescon Developments Limited and (2) Derek Horatio Love Waiter and the lease dated 5 April 1991 between (1) Derek Horatio Love Waiter and
     (2) Indestates Limited

28. "The Atrium": means the atrium building adjoining and in part over the Premises

29. "The Atrium Lease": means the lease of the Atrium dated the 5th April 1991 made between (1) Robert Ogden - Indescon Developments Limited and (2) Robert Ogden and Derek Horatio Love Waiter

30. "The Tenant of the Atrium": means the Tenant for the time being of the Atrium Lease

31. "The Lessor of the Atrium": means the Lessor for the time being of the Atrium Lease

32. "THE PARKING AREA": means the area within the Estate designated by the Lessor for the parking of motor vehicles

332. "THE PARKING SPACES": means the parking spaces within the Parking Area from time to time to be allocated by the Lessor to the Tenant for parking motor vehicles the number of spaces to be allocated being calculated on a ratio approximately of 1:1200 square feet (to be determined conclusively by the Lessor acting reasonably)

34. "THE ESTATE": means the remainder of the premises comprised in sites F1 and F2 as defined in the Headlease

THIS LEASE  made the         day of                       199
BETWEEN

(1) The Lessor (which expression shall where the context so admits include the person entitled to the reversion for the time being immediately expectant on the term hereby created)

(2) The Tenant (which expression where the context so admits include its successors in title) and

(3) The Surety (which expression where the context so admits include its successors)


WITNESSETH  as follows:-

1.    Demise

In consideration of the rents and the Tenant's and the Surety's covenants hereinafter reserved and contained THE LESSOR hereby DEMISES unto the Tenant the Premises and there is included in the demise the following:-

1.1.1 the paint paper and other decorative finishes applied to the interior of the external walls of the Block but not any other part of the external walls

1.1.2 the floor finishes so that the lower limit of the Premises includes such finishes but does not extend to anything below them

1.1.3 the entirety of any non-load bearing internal walls wholly within the Premises but not any load bearing internal walls

1.1.4 the inner half severed medially of the internal non-load bearing walls dividing the Premises from other parts of the Block

1.1.5 the ceiling finishes so that the upper limit of the Premises includes such finishes but does not extend to anything above them

1.1.6  the internal doors and door frames

1.1.7  all additions and improvements to the Premises

1.1.8 all the Lessor's fixtures and fittings of every kind whether originally affixed or fastened to the Premises or not

1.1.10 any Pipes in or upon the Premises that exclusively serve the Premises

TOGETHER WITH:-

1.2.1 the right of free passage and running of water and soil and all other services in and through the Pipes made or to be made during the Term upon through or under adjacent premises in the Block and to the free and uninterrupted use of Pipes upon through or under such adjacent premises all such rights to be so far as necessary for the enjoyment of the Premises and in common with the Lessor and all others so authorised by the Lessor and all other persons entitled

1.2.2  The right of support and protection from all other parts of the Block

1.2.3  All rights easements and privileges granted by the Headlease

1.2.4 the exclusive right to park one private motor vehicle in each Parking Space BUT nothing in this Lease shall imply the right to use such parking spaces unless and until the Lessor shall give notice to the Tenant that it is or they are ready for use by the Tenant and the Lessor covenants with the Tenant to serve the notice referred to in this clause as soon as the Parking Space is ready for use and to use reasonable endeavours to ensure that the parking space is ready as soon as reasonably practicable

1.2.5  the right of 24 hours access to the Premises

1.2.6 Such rights of access to and entry upon other parts of the Block as are necessary for the due performance of the Tenant's obligations under this lease or for the purposes of carrying out works to the Premises Provided That such works shall be carried out with the minimum of damage and inconvenience to the Lessor and other occupiers in the Block and any damage caused shall be made good to the reasonable satisfaction of the Lessor

1.2.8 the right to install such plant and machinery on the Block to serve the Premises as are reasonably necessary for the full enjoyment of the Premises the precise location of such plant and machinery to be determined by the Lessor acting reasonably

1.2.9 Subject to the Tenant obtaining and serving all necessary consents in accordance with its obligations in this Lease the right to place aerials and microwave dishes and related equipment on the roof of the Block the main location of such aerials and related equipment to be determined by the Lessor acting reasonably

1.3 EXCEPTING AND RESERVING to the Lessor and the tenants and occupiers of other portions of the Block of which the Premises form part and all other persons entitled thereto

1.3.3 the right of free passage and running of water and soil in and through the sewers drains and channels (if any) made or to be made during the Term upon through or under the Premises and the free and uninterrupted use of all Pipes upon through or under the Premises

1.3.4 full right and liberty for the Lessor and their surveyors agents workmen and others at all times and from time to time upon reasonable written notice (save in case of emergency) to enter (and in cases of emergency to break and enter) into and upon all parts of the Premises provided always that the minimum possible interference shall be caused to the Tenant and any lawful occupiers of the Premises for the purpose of viewing inspecting repairing maintaining altering renewing the Block cleansing examining or testing all parts of the Block and the Pipes serving it and to make all connections disconnections and removals which may be necessary and for the purpose of carrying out any work or doing anything whatsoever comprised within the Lessor's obligations contained in this Lease or (whether or not comprised within this Lease) for which the Tenant is liable to make a contribution or for taking schedules or inventories of fixtures to be yielded up at the expiry of the Term PROVIDED that the Lessor shall forthwith make good any damage caused to the Premises or to the Tenants or any occupiers fixtures and fittings or stock in trade but shall not be liable to the Tenant for any reasonable inconvenience or otherwise in relation to any such works carried out or thing done as aforesaid

1.3.5 all rights of light air and other easements and rights now or hereafter belonging to or enjoyed by the Premises from or over any adjacent or neighbouring land or Block

1.3.6 the right for the Superior Lessor and the Headlessor and all persons authorised by it or them without obtaining consent from or making any compensation to the Tenant to deal as it or they may think fit with any adjacent or neighbouring land or Block in any manner whatsoever and to let the same for any purpose or otherwise deal therewith and to erect or suffer to be erected thereon or on any part thereof any buildings whatsoever and to make any alterations erections or additions and to carry out any demolition building or rebuilding whatsoever which it or they may think fit or desire to do to such land or buildings or any part thereof in such manner as the Superior Lessor the Headlessor or the Lessor think fit notwithstanding the light or air to the Premises is in any such case thereby diminished or any other liberty easement right or advantage belonging to the Tenant is thereby diminished or prejudicially affected and the Tenant shall not at any time during the Term or thereafter raise or make any complaint or institute or take any proceedings whatsoever whether by way of injunction or for damage or otherwise against the Superior Lessor the Headlessor or the Lessor or any neighbouring owner or occupier by reason or in consequence of any noise disturbance annoyance or inconvenience occasioned by any such erection rebuilding alteration or user as aforesaid but the Superior Lessor the Headlessor and/or the Lessor as the case may be shall cause as little inconvenience to the Tenant as is reasonably practicable and shall make good forthwith any damage caused to the Premises or damage to the Tenant's and any occupier's fixtures and fittings or stock in trade as a result of any of the matters set out in this clause

1.3.7 the right of support and shelter and all other easements and rights now or hereafter belonging to or enjoyed by all adjacent or neighbouring land or Blocks an interest wherein in possession or reversion is at any time during the term hereby granted vested in the Lessor the Headlessor or the Superior Lessor

1.3.8 the right to erect scaffolding for the purpose of inspecting repairing or cleaning the Block notwithstanding such scaffolding may temporarily restrict the access to or use of the Premises provided always that the minimum possible interference shall be caused to the Tenant and any lawful occupiers of the Premises

1.3.9 the right upon reasonable written notice (save in case of emergency) to enter the Premises provided always that the minimum possible interference shall be caused to the Tenant and any lawful occupiers of the Premises if necessary to repair maintain alter or replace any machinery apparatus or equipment serving any air conditioning apparatus or lifts in any lift shafts abutting (but not comprising part of) the Premises the Lessor causing as little interference with the Tenant's business provided always that the minimum possible interference shall be caused to the Tenant and any lawful occupiers of the Premises as possible and rectifying forthwith any damage or damage to the Tenant's and any occupier's fixtures and fittings or stock in trade caused in exercise of such right

1.3.10 All rights easements and privileges now belonging to or enjoyed by any adjoining or neighbouring land

1.3.11 All rights easements and privileges excepted and/or reserved under the Headlease

2.   Habendum

TO HOLD the Premises unto the Tenant (subject to all matters referred to in the Headleasehold and Superior Title) for a term from and including the Commencement Date for the Term subject nevertheless to clause 7 hereof and the proviso for re-entry hereinafter contained

3.   Reddendum
YIELDING AND PAYING during the Term yearly and proportionately for any fraction of a year the rents set out below:

3.1 From and including the Rent Commencement Date the Rent together with (if demanded) Value Added Tax thereon (upon the Tenant receiving a valid VAT invoice address to the Tenant) at the rate applicable from time to time the Rent shall be paid by equal quarterly payments in advance on the usual quarter days in every year without any deduction or set-off whatsoever the first payment apportioned in respect of the period from the Rent Commencement Date to the quarter day next thereafter to be paid on the date hereof

3.2  By way of further rent the Service Charge

3.3 Throughout the Term by way of further rent forthwith on demand following the expenditure thereof by the Lessor

     3.3.1 the proper and reasonable cost (with the Landlord retaining all commission) to the Lessor of insuring or procuring the insurance of not less than three years loss of the Rent

     3.3.2 such sum or sums of money (if any) as may be demanded by the insurance company with whom the Block shall from time to time be insured in respect of increased premiums occasioned by the nature of the occupation or business of the Tenant (which amount the Lessor may at its reasonable discretion decide shall be wholly borne and paid by the Tenant) together with any reasonable excess imposed by the Lessor's insurance company as shall be then current in the insurance market place


4.  Tenant's Covenants
     THE TENANT  hereby COVENANTS with the Lessor as follows:-

Rents
-----

4.1 To pay during the Term the Rent at the times and in manner herein provided without any deduction (and if so requested by the Lessor to pay the same by Bankers standing order)

Service Charge
--------------
4.2  To at all times comply with Part III of the First Schedule hereto

Outgoings
---------

4.3 To pay and indemnify the Lessor against (or in the absence of direct assessment on the Tenant to repay to the Lessor a fair proportion of) all existing and future rates taxes duties assessments impositions charges and outgoings of every kind and description (whether parliamentary parochial or of any other description) payable by law in respect of the Premises or any part thereof by the owner Lessor lessee or occupier thereof (other than those levied on the freehold reversion) and if the Lessor shall suffer any loss of rating relief which may be applicable to empty premises after the end of the Term by reason of such relief being allowed to the Tenant in respect of any period before the end of the Term to make good such loss to the Lessor

Electricity and other services consumed
---------------------------------------

4.4. To pay to the suppliers thereof all charges for electricity gas water and all other supplies and services consumed in the Premises (including meter rents) (or in the absence of direct assessment on the Tenant to repay to the Lessor a fair proportion of such charges) during the Term

Interest
--------

4.5 To pay to the Lessor interest ("Interest") at four per centum per annum above the current Barclays Bank plc (or its successors in title) Base Rate or if there shall be no such rate at such other reasonable rate of interest as the Lessor may from time to time specify ("the Interest Rate") from the date when any sums whether rent or otherwise shall become payable hereunder (whether or not demanded) until the date of payment such interest to be calculated on a day to day basis PROVIDED that such liability to pay interest shall not arise if such sums are paid by the Tenant within fourteen days of the date for due payment thereof

Repair
------
4.6 At all times to cleanse maintain keep and renew and well and properly maintain the Premises and each and every part thereof in good substantial and decorative repair and condition throughout the Term (damage by fire and such other risk against which the Lessor shall have insured save where the insurance monies shall be irrecoverable (whether in whole or in part) on consequence of any act or default of the Tenant only excepted) and to replace from time to time all Lessor's fixtures fittings and appurtenances in the Premises which may be or become beyond repair at any time during or at the expiration or sooner determination of the Term provided always that the Tenant shall not be liable to carry out any works for the remedy of any damage caused by any defect in the original design or construction of the Block or the Premises

Decoration
----------

4.7 In every fifth year and in the last year of the Term (howsoever determined) to paint in a proper and workmanlike manner and to a high standard of decorative finish to the reasonable satisfaction of the surveyor for the time being of the Lessor and all the inside wood iron and other parts heretofore or usually painted of the Premises with two good coats of good quality paint and so that such painting in the last year of the Term shall be of a tint or colour approved in writing by the Lessor (such approval not to be unreasonably withheld or delayed) and also with every such internal painting to oil wash stop gild polish whiten distemper grain varnish colour paper and otherwise treat and decorate in a proper and workmanlike manner all such internal parts of the Premises that have been or ought properly to be so treated and decorated

Alterations and waste
---------------------

4.8.1 Not at any time during the Term to make or permit or suffer to be made any structural alteration or addition whatsoever without the prior written consent of the Lessor (such consent not to be unreasonably withheld) nor to cut maim injure or remove or permit or suffer to be cut maimed injured or removed any of the walls floors timbers beams columns or other structural parts thereof nor to make any addition to or alterations to the internal structural arrangements of the Premises or any part thereof as the same exists at the date hereof

4.8.2 Not to commit or permit or suffer any waste spoil or destruction in or upon the Premises nor to cut maim or injure or suffer to be cut maimed or injured any of the roofs walls timbers wires pipes drains appurtenances fixtures or fittings thereof

4.8.3 Not to carry out any alterations which are not prohibited pursuant to sub-paragraph 4.8.1 and 4.8.2. without first obtaining the consent of the Lessor thereto (such consent not to be unreasonably withheld or delayed) and if such consent be granted to carry out such works in accordance with the provisions of this Lease in all other respects provided that no consent shall be required for the erection of non-structural alterations but provided that the Tenant shall supply full drawings and specifications for such alterations to the Lessor

4.8.4 Not to suspend or to permit or suffer to be suspended any excessive weight from the main structure of the Premises

4.8.5 Not to overload or permit or suffer to be overloaded the Premises or the Block or any part thereof or any services thereto or permit or suffer the same to be used in any manner which will cause undue strain or interfere therewith and not to cause vibrations nor to use or permit or suffer to be used the Premises or any part thereof in such manner as to subject the same or the Block to any strain beyond that which it is designed to bear

4.8.6 To erect any necessary chimney or other ventilator in connection with any such machinery apparatus and equipment to the reasonable satisfaction in all respects of the Lessor and to obtain such consents as may be requisite from the local or any other appropriate authority for the use of any machinery apparatus and equipment in the Premises and to comply with all conditions to such consents

4.8.7 To report in writing to the Lessor any wants of reparation of the Premises

Acts of Parliament
------------------

4.9 At all times during the Term to observe and comply with and to do and execute or cause to be done and executed all such works and to do all such things and provide and maintain all arrangements as under or by virtue of any Act or Acts of Parliament whatsoever now or hereafter to be passed and any orders bylaws rules and regulations whatsoever thereunder are or shall be directed or necessary to be done executed upon or maintained in respect of the Premises or any part thereof or in respect of the user thereof whether by the Lessors tenants owners or occupiers of the Premises and at all times to save harmless and to keep indemnified the Lessor and the Lessor's estate and effects against all claims demands costs expenses and liability in respect thereof and without prejudice to the generality of the foregoing to pay all costs charges and expenses incurred by the Lessor in abating a nuisance and executing all such works as may be necessary for abating a nuisance or for remedying any other matter in connection with the Premises in obedience to a notice served by a local authority

Proportion of expenses
----------------------

4.10 To pay a fair proportion (to be conclusively determined by the Surveyor for the time being of the Lessor acting reasonably) of the expenses incurred in respect of constructing repairing and cleansing all party walls fences sewers drains channels sanitary apparatus pipes wires passageways stairways entrance ways roads pavements and other things the use of which is common to the Block (or any part thereof) and to other premises including in particular (but without prejudice a generality of the foregoing) the cost of maintaining renewing replacing lighting and insuring the Parking Area

Notice to repair
----------------

4.11.1 No more than once in any calendar year (except in an emergency) to permit the Lessor and their agents surveyors and others authorised by them respectively at all reasonable times upon previous notice (except in emergency) to enter upon and view (and to open up floors and other parts of the Premises provided always that the minimum possible interference shall be caused to the Tenant and any lawful occupiers of the Premises where the opening up is required to view) the state and condition of the Premises or to check that the Tenant has observed the covenants and conditions of this Lease and within two months after the Lessor their agents or surveyors shall have given to the Tenant or left on the Premises a notice ("the Notice") in writing of any defects decays or wants of reparation found thereupon in accordance with the covenants hereinbefore contained well and substantially to repair and make good the same PROVIDED THAT if the Tenant shall not within one month after service of the Notice (or sooner if so stated in the Notice) commence and proceed diligently with the execution of the works or shall have failed to complete the works specified in the notice within a reasonable time after service of the Notice (or such other period as may be specified in the Notice) then without prejudice to all other the Lessor's rights and remedies it shall be lawful for the Lessor and its agents surveyors and workmen to enter upon the Premises with or without tools appliances equipment and materials and execute such repairs and works and the cost thereof (which expression shall include but not be limited to all legal costs and Surveyors' fees and other expenditure whatsoever attendant thereon) shall be a debt immediately payable by the Tenant to the Lessor and be forthwith recoverable by action as if the same were in arrears and shall carry Interest at the rate aforesaid And if and whenever any defect in the state of the Premises has come to the notice of the Lessor then any such Lessor shall thereupon be entitled to enter upon the Premises and to erect thereon such warning notices or lighting or ropes or barriers or such other items the Lessor may think fit in its reasonable discretion for the purpose of seeing that persons are reasonably safe from personal injury or damage to their property from the defect in question but any such action by such Lessor shall be entirely without prejudice to the obligation of the Tenant to remedy the defect in question pursuant to the covenants herein contained and to the Tenant's own obligation to see that persons are reasonably safe as aforesaid provided always that the minimum possible interference shall be caused to the Tenant and any lawful occupiers of the Premises

Combustible articles
--------------------

4.12 Not to store or bring upon the Premises any articles or goods of a specially combustible inflammable or dangerous nature and not do to or permit or suffer anything by reason whereof any insurance effected on the Block and/or the Atrium may be rendered void or voidable or whereby the rate of premium thereon may be increased and to comply with all requirements of the insurers and fire authorities as to fire precautions relating to the Premises and to keep the Premises supplied with such fire fighting equipment as the London Civil Defence and Fire Authority may require

Nuisance
--------

4.13 Not to do or suffer on the Premises or any part thereof any act matter or thing whatsoever which may interfere with the mechanism or the operation of any equipment or hinder or interfere with any services provided by the Lessor or which may be or tend to the annoyance inconvenience nuisance damage or disturbance of the Lessor or the owners tenants lessees or occupiers of any adjoining or neighbouring property or which may or shall detract from the respectability of the Premises the Atrium the Block or the neighbourhood

Illegal purpose
---------------
4.14 Not to use or permit or suffer the Premises or any part thereof to be used for any illegal or immoral purpose or for any noisome noxious or offensive trade or business

Occupation
----------

4.15 Not without the consent in writing of the Lessor (which shall not be unreasonably withheld or delayed in the case of a proposed user which shall not be in competition to any use or intended use of any other part of the Block) to use or permit to be used the Premises except for the Permitted User

No residence
------------

4.16 Not to use the Premises as sleeping accommodation or for residential purposes or as a music hall or casino or hotel or boarding house nor keep any animal fish reptile or bird anywhere on the Premises

Signs
-----
4.17 Not without the Lessors consent to affix erect attach or exhibit or permit or suffer so to be upon any part of the exterior of the Premises or on any part of the interior of the Premises such that the same is visible from the outside of the Premises any placard signboard poster notice advertisement name or sign lights or television telephonic telegraphic or wireless mast or aerial whatsoever and at the end of the Term to remove or efface any such permitted sign or signs and make good to the satisfaction of the Lessors any and all damage caused in the affixing and removal thereof

Auctions
--------
4.18 Not to hold or permit or suffer to be held any sale by auction on the Premises without the previous written consent of the Lessor

Part assignment
---------------
4.19  Not at any time during the Term

      (a)  to assign charge or mortgage a part only of the Premises

      (b) nor to charge or mortgage the whole of the Premises without the Lessor's written licence first had and obtained which shall not be unreasonably withheld

Whole assignment
----------------

4.20 Not at any time during the Term to assign the whole of the Premises without the Lessor's written licence first had and obtained which shall not be unreasonably withheld in the case of a respectable and responsible person firm or company PROVIDED that every such licence shall be by deed to be prepared by the Lessor but at the expense of the Tenant to which the intended assignee ("the Assignee") shall be a party in order to covenant (and if a firm then jointly and severally by at least two of its partners and/or directors as appropriate) directly with the Lessor (and

        (if applicable) the Management Company) to pay the rents hereby reserved and to perform and observe the covenants and conditions herein contained during the residue of the Term (including this present covenant) in the same manner as if such covenants and conditions were therein repeated in extenso in such deed with the substitution of the name of the Assignee(and partners or directors as aforesaid) for the name of the Tenant and if the Lessor shall reasonably so require to procure that at least two (or more if the Lessor so reasonably requires) of the Assignee's partners or directors (if a partnership or a company respectively) and/or such other guarantors acceptable to the Lessor shall enter into direct covenants with the Lessor in a form reasonably approved by the Lessor from time to time (the costs of such approval being paid by the Tenant) wherein the partners or directors and/or other guarantors guarantee the Assignee's covenants and obligations under the Lease for the remainder of the Term and further provided if the Lessor (acting reasonably) thinks it appropriate then to provide a rental deposit equivalent to 6 months Rent and Additional Rent payable hereunder to be held by the Lessor as security for the performance of the Assignee's obligations during such period as the Assignee shall be the Tenant hereunder and further that if such intended assignee shall be an individual not normally resident in the United Kingdom then upon the Lessor's demand in that behalf one or more acceptable United Kingdom resident or company shall join in such deed as aforesaid as surety for such individual as aforesaid and FURTHER PROVIDED that if requested to do so by the Lessor the Tenant shall enter into guarantor obligations direct with the Lessor in the form of Clause 7 hereof with such variations as the Lessor may require to suit the circumstances of each case

Premium for underletting and restricted parting with possession
---------------------------------------------------------------

4.21 Not at any time during the Term to demise underlet or otherwise part with or share possession or occupation of the Premises or any part thereof or hold them on trust for another for all or any part of the Term at a fine or premium (the same being hereby expressly prohibited) and not to part with or share possession or occupation of the Premises or any part thereof or to hold them on trust for another save by way of a permitted assignment of the whole or underletting of the whole or part of the Premises with the consent of the Lessor in accordance with the provisions in that behalf herein contained Provided That

4.21.1 in the case of an underletting of part there shall be no more than two sub-lettings per floor and all such sub-leases shall be excluded from the provisions of Part II of the Landlord and Tenant Act 1954 and

4.21.2. the Lessor's consent shall not be required in relation to any licence substantially in the form of the licence attached hereto as Annexure 2 and which licence shall grant no security of tenure or create any relationship of landlord and tenant and

4.21.3. no consent shall be required for the sharing of occupation of the whole or any part of the Premises with any group company of the Tenant within the meaning of s42 of the Landlord and Tenant Act 1954 for so long as such group relationship shall continues

Authorised underletting
-----------------------

4.22 Not at any time during the Term to demise or underlet the whole or part of the Premises for all or any part of the Term without the Lessor's written licence first had and obtained which shall not be unreasonably withheld PROVIDED that the Underlease shall (in addition to the proviso in Clause 4.21.1)

         4.22.1 provide that the rent to be reserved by an underlease of whole shall not be less than the Rent payable hereunder or open market rent at the date of such underletting (whichever shall be the greater)

         4.22.2 provide that the rent to be reserved by an underlease of part shall not be less than the open market rent at the date of such underletting in respect of that part of the Premises so underlet

          4.22.3 prohibit the undertenant from doing or allowing any act or thing in relation to the underlet premises inconsistent with or in breach of the provisions of this Lease

          4.22.4 provide for re-entry by the under Lessor on breach of any covenant by the undertenant

          4.22.5 prohibit any assignment of the whole without the prior consent of the Lessor under this Lease (such consent not to be unreasonably withheld or delayed)

          4.22.6 prohibit any further underletting of the Premises or the part thereby underlet (the same being expressly prohibited)

          4.22.7 impose in relation to any permitted assignment the same obligations for registration with the Lessor as are contained in this Lease in relation to dispositions by the Tenant

          4.22.8 provide for the enforcement the performance and observance by every such undertenant of the provisions of this Lease and the underlease and not at any time either expressly or by implication to waive any breach of the covenants or conditions on the part of any undertenant or assignee of any underlease nor vary the terms or accept a surrender of any permitted underlease

          4.22.9 impose in relation to any permitted underletting the same obligations as are contained in 4.22.5 4.22.6 4.22.7 and 4.22.8

         4.22.10  impose obligations:-

       4.22.10.1 to ensure that the underlease contains provisions for rent review at the same time and on similar forms to those contained in this Lease

       4.22.10.2 to ensure that the rent is reviewed in accordance with the terms of the underlease

       4.22.10.3 not to agree the reviewed rent with the undertenant without the approval of the Lessor (such consent not to be unreasonably withheld or delayed)

       4.22.10.4 where the underlease provides an option not to agree that the third party determining the rent in default of agreement shall act as an arbitrator or as an expert without the approval of the Lessor (such consent not to be unreasonably withheld or delayed

       4.22.10.5 not to agree upon the appointment of the person to act as the third party determining the rent in default of agreement without the approval of the Lessor (such consent not to be unreasonably withheld or delayed

       4.22.10.6 to incorporate as part of its submissions or representations to that third party such submissions or representations as the Lessor shall promptly and reasonably require

       4.22.10.7 to give notice to the Lessor of the details of the determination of every rent review notice within 28 days

         4.22.11 prior to the Tenant underletting the Premises it shall before doing so and before giving possession to the intended underlessee execute and deliver a deed to be prepared by the Lessors solicitors at the cost of the Tenant containing if required by the Lessor a covenant by the intended underlessee directly with the Lessor to perform and observe during the term granted to the underlessee the covenants on the part of the Tenant and the conditions herein contained in the same manner as if such covenants and conditions were set out in extenso in such deed with the substitution of the name of the intended underlessee for the name of the Tenant

Notices specifying breach
-------------------------

4.23 To pay on an indemnity basis all proper expenses (including where appropriate solicitors' and architects costs and surveyors fees) costs fees charges and disbursements (including Value Added Tax) incurred by the Lessor:-

     4.23.1 incidental to the preparation and service of a notice under section 146 of the Law of Property Act 1925 (whether by the Lessor) or incurred in proceedings under Section 146 or 147 of that Act notwithstanding in any such case forfeiture is avoided otherwise than by relief granted by the Court

     4.23.2 in or in contemplation of any legal or other proceedings or other enforcement action in respect of any breach of any leasehold covenant

     4.23.3 and/or their respective solicitors and/or any managing agents appointed to manage the Block in respect of any requests for information and/or enquiries made to such persons

     4.23.4 of and incidental to the contemplation of and service of all notices and schedules relating to wants of repair the non payment of rent or the performance and observance of the covenants contained in this Underlease and whether served during or after the expiration or sooner determination of the Term

Planning Acts
-------------

     4.24.1 At all times during the Term (in so far as such obligations properly fall on the occupier of Premises as opposed to the Lessor) to comply in all respects with the provisions and requirements of the Town and Country Planning Act 1990 the Planning (Listed Building and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 the Planning (Consequential Provisions) Act 1990 and the Planning and Compensation Act 1991 or any statutory modification or re-enactment thereof for the time being in force ("the Planning Acts") and any regulations orders consents or conditions made thereunder and all licences consents permission and conditions (if any) granted or imposed thereunder whether as to the permitted user hereunder or otherwise and to indemnify (as well after the expiration of the Term by effluxion of time or otherwise as during its continuance) and keep the Lessor indemnified against all liability whatsoever including costs and expenses in respect of any contravention thereof and forthwith to produce to the Lessor on receipt of notice thereof any notice order or proposal therefor made given or issued to the Tenant by a planning authority under or by virtue of the said Act affecting or relating to the Premises and at the request and cost of the Lessor to make or join with the Lessor in making every such objection or representation in respect of the same that the Lessor shall (acting reasonably) deem expedient

     4.24.2 Not without the previous consent in writing of the Lessor (such consent not to be unreasonably withheld or delayed) to apply for any planning permission relating to the Premises or any part thereof

     4.24.3 Subject only to any statutory direction to the contrary to pay and satisfy any charge or levy that may subsequently be imposed under the Planning Acts in respect of the carrying out or maintenance by the Tenant on the Premises of any such operations or the commencement or continuance of any such

     4.24.4 Notwithstanding any consent which may be granted under this Lease not to carry out or make any alteration or addition to the Premises or any change of use until:-

             4.24.4.1 all necessary notices under the Planning Acts have been served and copies produced to the Lessor

             4.24.4.2 all necessary permissions under the Planning Acts have been obtained and produced to the Lessor

             4.24.4.3 the Lessor has acknowledged that every necessary planning permission is acceptable to it the Lessor being entitled to refuse the acknowledgement of its acceptance of a planning permission on the grounds that any condition contained in it or omitted from it may be prejudicial to the Lessors interest in the Premises or in the remainder of the Block whether during or following the expiration of the Term

             4.24.4.4 where permission is granted subject to conditions if the Lessor so requires to provide security for the compliance with such conditions and not to implement the planning permission until security has been provided

             4.24.4.5 if required by the Lessor but at the cost of the Tenant to appeal against any refusal of planning permission or the imposition of any conditions in a permission

Damage indemnity
----------------

4.25 To be responsible for and to indemnify the Lessor against all damage occasioned to the Premises whether by reason of the keeping of dangerous combustible or inflammable goods or materials or otherwise or any other part of the Block or any adjacent or neighbouring premises or to any person caused by any act default or negligence of the Tenant or the servants agents licensees or invitees of the Tenant and to effect adequate insurance against all third parties and public liability risks

Obstruction
-----------

4.26 Not to place or permit or suffer to be placed any goods or things whatsoever upon nor to cause or permit any obstruction to the entrances passages and other common portions of the Block or the Atrium or upon any adjoining roads or ways

Regulations
-----------

4.27 To observe and conform to all reasonable regulations and restrictions made by the Lessor for the proper management of the Block and the Atrium and notified in writing by the Lessor to the Tenant from time to time and all regulations contained in or made pursuant to the Superior Lease and/ or the Headlease and/or the Atrium Lease

Re-letting boards
-----------------

4.28 To permit the Lessor during the six months immediately preceding the determination of the Term and at any time thereafter to affix and retain without interference upon any part of the Premises a notice for re-letting the same and during such period to permit persons with written authority of the Lessor or the Lessor's agents at reasonable times of the day to view the Premises

Registration
------------

4.29 Within fourteen days after any permitted assignment underlease mortgage charge transfer vesting declaration or order declaration of trust probate letters of administration disposition devolution or other instruments of the Premises or any part thereof whether the same be effected orally or in writing to give notice thereof in duplicate to the Lessor's solicitor and to produce to him the original or a certified copy of the instrument or instruments (including any relevant probate letter of administration or assent) or if the same be made orally a memorandum of the terms of such transaction as aforesaid and also to deliver to the same solicitor for retention by the Lessor a copy thereof and to pay to the same solicitor a reasonable fee of not less than TWENTY FIVE POUNDS ((Pounds)25.00) plus VAT thereon for registration of such transaction in the Lessor's books or records and within three weeks of every determination of a revised rent under the provisions of any underlease or underleases to give full details to the solicitors of the Lessor with evidence of that determination

Yield up
--------
     4.30.1 To yield up the Premises with all additions and improvements and the fixtures and fittings and additions thereto at the expiration or sooner determination of the Term in good and substantial repair condition (the Lessor's fixtures fittings and appurtenances being duly replaced) in accordance with the several covenants on the part of the Tenant hereinbefore contained

     4.30.2 To execute all works of repair painting gilding polishing graining varnishing distempering colouring decorating papering and repointing of the Premises necessary or required to be so executed to the reasonable satisfaction of the Surveyor for the time being of the Lessors

General indemnity
-----------------

4.31 To pay and make good to the Lessor all and every loss and damage whatsoever incurred or sustained by the Lessor as a consequence of every breach or non-observance by the Tenants its servants agents and invitees of the Tenant's covenants herein contained and to indemnify the Lessor and the Lessor's estate and effects from and against all actions claims liability costs and expenses thereby arising

Licence fees
------------

4.32 To pay all proper and reasonable costs and professionals' fees incurred by the Lessor attendant upon or incidental to every application made by the Tenant for a consent or licence hereinbefore required or made necessary whether the same be granted or refused (but not unreasonably withheld) or proffered subject to any lawful qualification or condition or whether the application be withdrawn

Value Added Tax
---------------
4.33    Upon receipt of a valid VAT invoice addressed to the Tenant:-

4.33.1 To pay to the Lessor any VAT chargeable upon any supply made by the Lessor to the Tenant by or pursuant to or in connection with this Lease so that all consideration for any such supply is exclusive of VAT.

4.33.2 To pay and indemnify the Lessor against any VAT chargeable upon any supply (whether made to the Lessor or to a third person) where pursuant to this Lease the Tenant is required to pay to the Lessor any sum in respect of any costs fees expenses or other expenditure or liability (of what ever nature) in connection with that supply except to the extent that any such VAT may be recoverable by the Lessor from HM Customs and Excise.

4.33.3 To pay all such VAT at the same time that the relevant sum of money or consideration is payable to or receivable by the Lessor or (if earlier and in relation to supplies made by the Lessor to the Tenant) at the time that the supply is treated as taking place for the purposes of the charge to VAT.

Access to repair
----------------

4.34 To permit the duly authorised agents and servants of the Lessor (and if authorised by the Lessor the lessees tenants and occupiers of any adjoining premises belonging to the Lessor) with all necessary workmen and appliances at all reasonable times to enter upon the Premises provided always that the minimum possible interference shall be caused to the Tenant and any lawful occupiers of the Premises to repair cleanse or maintain any Pipes in on over or under the Premises for the accommodation of any adjoining premises now or hereafter belonging to the Lessor all damage thereby occasioned to the Premises being made good forthwith by the person or persons exercising such rights provided always that the minimum possible interference shall be caused to the Tenant and any lawful occupiers of the Premises

Precautions against escape of dangerous or noxious substances
-------------------------------------------------------------

4.35 To take all necessary precautions (whether by the installation of devices for consuming or absorbing smoke or fumes or for catching intercepting or precipitating soot dust or ashes or by some other means) to prevent the amount of smoke fumes gas soot dust or ashes escaping from the Premises into the surrounding atmosphere PROVIDED ALWAYS that nothing in this sub-clause contained shall be deemed to be an authorisation by the Lessor of or of the commission of a nuisance

Not to Block Conduits
---------------------

     4.36.1 Not to stop up or obstruct in any way whatsoever or permit oil grease or other deleterious matter or substance to enter the drains and sewers of the Block and the Atrium and to employ such plant for treating any deleterious effluent before permitting the same to enter such drains and sewers as may be required by the Lessor from time to time in accordance with best modern practice and at such intervals as may be reasonable to take steps to rod the drains and conduits serving the Premises so as to ensure that no blockage of them shall occur

     4.36.2 Not to stop up darken or obstruct any windows or lights belonging to the Premises or any adjoining adjacent or neighbouring property owned by the Lessor or their lessees or tenants

Encroachments
-------------

4.37 To use its reasonable endeavours to prevent any encroachment upon the Premises or the acquisition of any new right to light passage drainage or other encroachment or easement over upon or under the Premises and to give notice to the Lessor of any threatened encroachment or attempt to acquire any such easement and at the request and cost of the Lessor will do all such things as may be proper for preventing any new encroachment or easements being acquired

Keys
----
4.38 To ensure that the Lessor has at all times written notice of the name home address and home telephone number of at least 2 keyholders of the Premises

Notice of Defects
-----------------

4.39 To give notice to the Lessor immediately upon becoming aware of any defect in the Premises which might give rise to an obligation on the Lessor to do or refrain from doing any act or thing in order to comply with the provisions of this lease or the duty of care imposed on the Lessor pursuant to the Defective Premises Act 1972 or otherwise


Compliance with Headlessor's and Superior Lessor's Obligation
-------------------------------------------------------------

4.40 To observe the obligations and comply with the covenants and matters referred to in the Headleasehold Title and Superior Leasehold Title and the Atrium Lease (save as to payment of rent) and to indemnify the Lessor in respect thereof Provided that in the event of any inconsistency between the obligations contained in the Headlease the Superior Lease and the Atrium Lease and those contained herein which would cause the Lessor to be in breach of the Headlease or Superior Lease or the Atrium Lease then the terms of the Headlease Atrium Lease and the Superior Lease will prevail

Goods left on the Property
--------------------------

4.41 If at the termination date this tenancy has not been renewed by the Tenant and any goods furniture or effects belonging to the Tenant are left in the Premises for more than fourteen days the Lessor shall have power to sell them as agent for the Tenant and the Lessor shall pay or account to the Tenant within ten days after a written demand for the proceeds of sale (without interest) less the reasonable costs of removal storage and sale

Distress
--------
4.42 All sums due and payable under this Lease shall be recoverable if the Lessor so wishes as if the same formed part of the rents reserved under this Lease

4.43 Fire Fighting Equipment
     -----------------------

     At all times during the Term at the Tenant's expense to keep the Premises supplied and equipped with such fire-fighting apparatus and appliances as the relevant Fire Prevention Officers shall from time to time in writing specify or in the absence of such specifications approve and to maintain such apparatus and appliances to the relevant Fire Prevention Officers' satisfaction and to permit them to be inspected on reasonable notice save in an emergency by the Lessor and the relevant Fire Prevention Officers and also not to obstruct the access to or means of working such apparatus and appliances by the Tenant's occupations of or connected with the Premises

4.44 Entry To Inspect
     ----------------

     To permit the Lessor and its agents at any reasonable time or times in the daytime upon reasonable prior written notice (except in emergency) to enter and examine the Premises provided always that the minimum possible interference shall be caused to the Tenant and any lawful occupiers of the Premises to ensure that nothing has been done therein which constitutes or may in the reasonable opinion of the Lessor tend to constitute a breach of any of the covenants in These Presents and to examine the state and condition of the Premises the person or persons so entering causing as little interference inconvenience and disturbance as reasonably possible and the Lessor shall forthwith make good any damage caused to the Premises or the Tenant's or its lawful occupiers' fixtures and fittings or stock in trade as a result of such entry

4.45 Entry To Take Schedules
     -----------------------

     To permit the Lessor (no more often than once in any calendar year) at any reasonable time or times in the day time upon reasonable prior written notice (except in emergency) to enter the Premises provided always that the minimum possible interference shall be caused to the Tenant and any lawful occupiers of the Premises and to take schedules or inventories of the fixtures and things to be yielded up at the expiration or sooner determination of the Term the person or persons so entering causing as little interference inconvenience and disturbance forthwith and the Lessor shall make good any damage caused as a result of such entry or damage to the Tenant's and any occupier's fixtures and fittings or stock in trade

4.46 Entry For Adjoining Premises Repair
     -----------------------------------

     To permit the Lessor and its workmen and the tenants and occupiers of any adjoining or neighbouring premises or their respective agents and workmen at any reasonable time or times in the day to enter upon the Premises provided always that the minimum possible interference shall be caused to the Tenant and any lawful occupiers of the Premises on at least five days prior written notice (except in emergency) for the purpose of executing repairs additions and alterations to or upon any adjoining or neighbouring premises or for making repairing maintaining renewing connecting or cleansing any Services belonging to or leading to or from the same the persons entering causing as little damage inconvenience interference and disturbance as possible and making good forthwith all damage thereby occasioned to the Premises as a result of such entry or damage to the Tenant's and any occupier's fixtures and fittings or stock in trade

4.47 Entry For Insurance Valuation
     -----------------------------

     To permit the Lessor and any valuer authorised by it to enter on to the Premises provided always that the minimum possible interference shall be caused to the Tenant and any lawful occupiers of the Premises at any reasonable time upon reasonable prior notice to inspect and value the Common Parts and the Premises for the purpose of assessing the sum for which they should be insured the person or persons so entering causing as little interference inconvenience and disturbance as reasonably and the Lessor shall make good any damage caused as a result of such entry or damage to the Tenant's and any occupier's fixtures and fittings or stock in trade


4.48 Entry for other purposes
     ------------------------

     To permit the Lessor at any reasonable time or times in the day time upon reasonable prior notice (except in emergency) to enter the Premises provided always that the minimum possible interference shall be caused to the Tenant and any lawful occupiers of the Premises for any other proper purpose the person or persons so entering causing as little interference inconvenience and disturbance as reasonably and the Lessor shall make good any damage caused as a result of such entry or damage to the Tenant's and any occupier's fixtures and fittings or stock in trade


5.   Lessor's Covenants

THE LESSOR  hereby  COVENANTS  with the Tenant as follows:-

Repairs Insurance and Services
------------------------------

5.1 To comply with the provisions on its part contained in the First Schedule hereto and in so doing the Lessor shall act reasonably and fairly when allocating an item of expenditure as a Service Charge Item or a Parking Service Charge Item

Quiet enjoyment
---------------

5.2 That the Tenant paying the rents hereby reserved and observing and performing the several covenants conditions and stipulations herein on the part of the Tenant contained shall peaceably hold and enjoy the Premises throughout the Term without any interruption by the Lessor or any person rightfully claiming under or in trust for the Lessor


5.3  Superior Lease Covenants

     to use all reasonable endeavours to procure the observance and performance of the obligations on the part of the Superior Lessor under the Superior Lease and of the Head Lessor under the Headlease

5.4  Service Charge Voids

     The Lessor shall be responsible for the discharge all Service Charge liabilities in respect of unlet parts of the Block other than the Premises

6.   PROVIDED ALWAYS AND IT IS HEREBY AGREED  as follows:-

Re-entry
--------

6.1 These presents are upon the express condition that if the rents from time to time payable hereunder or any part thereof shall be unpaid for 28 days after any of the days hereinbefore appointed for payment thereof (whether the same shall have been legally demanded or not) or if the Tenant shall not duly perform or observe all the covenants conditions and provisions hereby on the part of the Tenant to be performed or observed or if the Tenant shall allow any distress or execution to be levied on its assets at the Premises or if the Tenant (being an individual) shall become bankrupt or if the Tenant (being a company) shall enter into liquidation whether compulsory or voluntary (save for the purpose of amalgamation or reconstruction of a solvent company) or shall be struck off the Register of Companies under the Companies Act 1948 or any statutory modification thereof or if the Tenant (being an individual or a company) becomes insolvent which for these purposes shall mean any of the following circumstances:-

     6.1.1  in the case of an company :-

            6.1.1.1 it is deemed unable to pay its debts as defined in Section 123 of the Insolvency Act 1986 (referred to as "the Act" in the remainder of this paragraph)

            6.1.1.2  a proposal is made for a voluntary arrangement for it under
                     Part I of the Act

            6.1.1.3  a receiver or manager is appointed for it whether under
                     Part III of the Act (including an administrative receiver) or otherwise

            6.1.1.4 it goes into liquidation as defined in Section 247(2) of the Act (other than a voluntary winding up solely for the purpose of amalgamation or reconstruction while solvent)

            6.1.1.5 a provisional liquidator is appointed for it under Section 135 of the Act

            6.1.1.6 it makes any assignment for the benefit of creditors or enters into any agreement or makes any arrangement with creditors for liquidation of the Tenants debts by composition or otherwise

            6.1.1.7  a proposal is made for a scheme of arrangement for it under
                     Section 425 of the Companies Act 1985

     6.1.2  in the case of an individual:-

            6.1.2.1 an application is made for an interim order or a proposal is made for a voluntary arrangement concerning him under
                     Part VIII of the Insolvency Act 1986

            6.1.2.2 a petition is presented to the Court for him to be declared bankrupt or his circumstances are such that a petition for such declaration could be presented under Part IX of the said Act

     Then and in any of the said cases and thenceforth it shall be lawful for the Lessor or any person or persons duly authorised by the Lessor in that behalf into or upon the Premises or any part thereof in the name of the whole to re-enter and the same to re-possess and enjoy as if these presents had not been made without prejudice to any right of action or remedy of the Lessor in respect of any antecedent breach of any of the covenants by the Tenant herein contained

Determination in case of extensive damage
-----------------------------------------

6.2 If the Block shall suffer damage howsoever caused of such a substantial nature as to render its reinstatement or rebuilding impracticable then the Lessor or Tenant may give to the Tenant not less than three months notice in writing to determine this present demise and on the expiration of such notice this demise shall cease and be void but without prejudice to the rights and remedies which may then have accrued to either party against the other in respect of any antecedent claim or breach of covenant provided that any dispute between the parties as to whether or not such reinstatement or rebuilding is impracticable shall be determined by an independent surveyor appointed (in default of agreement) by the President for the time being of The Royal Institution of Chartered Surveyors

Rent suspension
---------------

6.3 In case the Block or any part thereof shall at any time during the Term be so damaged or destroyed by fire or other risk against which the Lessor or the Superior Lessor shall have insured as to render the Premises unfit for occupation and use then (unless the insurance money shall be irrecoverable solely or in part because of any act or default of the Tenant or any subtenants or the Tenant's servants agents visitors or licensees) the rents hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended until the Premises shall again be rendered fit for occupation and use or for a period of three years (whichever shall be the shorter) and any dispute with reference to this proviso shall be referred to arbitration in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof for the time being in force

Accidents
---------

6.4 The Lessor shall not be responsible to the Tenant or the Tenant's licensees servants agents or other persons in the Premises or calling upon the Tenant for any accident happening or injury suffered or damage to or loss of any chattel or property sustained on the Premises or in the Block or in the Atrium

Effect of waiver in respect of other premises of the Lessor
-----------------------------------------------------------

6.5 It is hereby declared that each of the Tenant's covenants herein contained shall remain in full force both at law and in equity notwithstanding that the Lessor shall have waived or released temporarily or permanently revocably or irrevocably or otherwise howsoever a similar covenant or similar covenants affecting other adjoining or neighbouring premises for the time being belonging to the Lessor

Interruption of services
------------------------
6.6 Notwithstanding anything herein contained the Lessor shall not be liable to the Tenant nor shall the Tenant have any claim against the Lessor in respect of:-

     6.6.1 any interruption in any of the services herein mentioned by reason of necessary repair or maintenance of any installations or apparatus or damage thereto or destruction thereof by fire water Act of God or other cause beyond the Lessor's control or by reason of mechanical or other defect or breakdown or frost or other inclement conditions or unavoidable shortage of fuel materials water or labour or

     6.6.2 any act omission negligence default or misconduct of any person employed or engaged by or on behalf of the Lessor in or about the performance or purported performance of any duty relating to the provision of the said services or any of them or otherwise in connection with the management of the Block or the Atrium or any respective part thereof


Negative letting schemes and effect of s.62 Law of Property Act 1925
--------------------------------------------------------------------

6.7 Nothing herein contained shall confer on the Tenant any right to the benefit of or to enforce any covenant or agreement contained in any lease or other instrument relating to any other part or parts of the Block or to the Atrium or to any other premises belonging to the Lessor or limit or affect the right of the Lessor to deal with the same now or at any time hereafter in any manner which may be thought fit not shall anything herein contained confer on the Tenant any liberty privilege easement right or advantage whatsoever mentioned or referred to in section 62 of the Law of Property Act 1925 save those expressly set out herein

Interpretation
--------------

6.8    In this Underlease where the context so admits:

6.8.1 The words importing the singular number only include the plural number and vice versa

6.8.2 Where there are two or more persons included in the expression the Tenant covenants expressed to be made by the Tenant respectively shall be deemed to be made by such persons jointly and severally

Party walls
-----------

6.9 Such of the internal division walls as divide the Premises from other premises of the Lessor shall be deemed to be party walls and so subject to section 38 of the Law of Property Act 1925

Service of notices
------------------

6.10 For the purpose of service of all notices hereby or by statute authorised to be served the regulations as to service of notices contained in section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 shall be deemed to be incorporated herein

Compensation under Part II of the Landlord and Tenant Act 1954
--------------------------------------------------------------

6.11 Subject to the provisions of sub-section (2) of Section 38 of the Landlord and Tenant Act 1954 neither the Tenant nor any assignee or underlessee of the term hereby granted or of the Premises shall be entitled on quitting the Premises to any compensation under Section 37 of the same Act under any corresponding provision in any act amending or replacing the same

Disputes
--------

6.12 If at any time after the date of this Lease any dispute doubt or question shall arise between the Lessor and the Tenant touching the construction meaning or effect of these presents or of any clause or thing herein contained or their respective rights or liabilities under these presents or otherwise in relation to the Premises then every such dispute doubt or question shall be referred to and be determined by arbitration in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof for the time being in force

No Restriction on Block
-----------------------

6.13 Nothing contained in this Underlease shall by implication of law or otherwise howsoever operate to confer on the Tenant any easements right or privileges whatsoever over or against any adjoining neighbouring or other property belonging to the Lessor which would or might restrict or prejudicially affect the use or future use or the future rebuilding alteration or development of such adjoining neighbouring or other property nor shall the Tenant be entitled to object to any such use rebuilding alteration or development nor shall the Tenant be entitled to compensation for any damage or disturbance caused by or suffered through any such use rebuilding alteration or development

Tenant to pay irrecoverable proportion of Insurance Monies
----------------------------------------------------------

6.14 In the event of damage or destruction of the Premises by an Insured Risk but where all or part of the Insurance monies shall be irrecoverable as a result of any act omission neglect or default of the Tenant then the Tenant shall pay to the Lessor all or such part of the Insurance monies as shall have been irrecoverable as a result of the act omission neglect or default of the Tenant as aforesaid and any dispute in this respect shall be referred to arbitration in accordance with clause 6(12)

Management Company
------------------

6.15 At any time during the Term the Lessor may nominate a Management Company which company shall be responsible for carrying out all or (at the option of the Lessor) some only of the obligations of the Lessor relating to the provisions of services contained herein and in that event the carrying out of such obligations by the Management Company shall be deemed to be a discharge by the Lessor of the obligations on the part of the Lessor contained herein in relation to such matters and in the event of the Lessor so nominating the obligations on the part of the Tenant contained in part III of the First Schedule hereto shall be deemed to be obligations on the part of the Tenant both to the Lessor and the Management Company

User
----
6.16 No representation is made or shall be deemed to be made by the Lessor that the Permitted User is an authorised user under the Planning Acts (as defined in clause 4.24.1 hereof)

Management of the Block
-----------------------

6.17 In the management of the Block and the Atrium and the performance of the obligations of the Lessor herein set out the Lessor shall be entitled to employ or retain the services of any employee agent consultant service company contractor engineer or other advisers of whatever nature as the Lessor may require and the expenses incurred by the Lessor in connection therewith shall be deemed to be an expense incurred by the Lessor in respect of which the Tenant shall be liable to make an appropriate contribution under the provisions set out in the First Schedule hereto

Rent Review
-----------
6.18 The Parties hereto agree that the rent review provisions set out in the Second Schedule hereto shall apply

Break Clause
------------

6.19 The Tenant may terminate this lease by giving at least 6 months notice in writing to the Lessor such notice to expire at the end of the 15th year of the Term

Rights and Consent

6.20 Where under the terms hereof rights are granted to and/or excepted and reserved for the benefit of the Lessor such rights shall in addition be deemed to be granted to and/or (as the case may be) excepted and reserved for the benefit of the Superior Lessor and the Headlessor and all those authorised by them and when under the terms hereof consent or approval shall be required from the Lessor for any act or thing there shall be deemed to be a separate requirement for the Tenant to obtain consent or approval from the Superior Lessor (when the same shall be required under the Superior Lease) and from the Headlessor (when the same shall be required under the Headlease)

Authorised Guarantee Agreement

7       Date                                    AGREEMENT dated....

        Parties                                 BETWEEN....("Lessor") (1)..... ("Assignor")
                                                (2)........      ("the Surety") (3)

        Agreement conditional on completion     The Assignor has agreed to assign the
        of proposed assignment                  lease..[particulars] ("the Lease") to...  ("the
                                                Assignee") and this agreement takes effect when the
                                                Lease is assigned to the Assignee

        Indemnity against loss from failure     THE Assignor and the Surety jointly and severally
        to comply with any lease term           agree to Indemnify the Lessor against all losses
                                                incurred as a result of any failure by the Assignee
                                                to comply with any of the terms of the Lease

        Assignor is principal debtor            THE Assignor and the Surety are ,jointly and
                                                severally liable to the Lessor under their agreement
                                                as principal debtor, and his/its obligation remain
                                                fully effective even if the Lessor gives the Assignee
                                                extra time to comply with any obligation in the
                                                Lease, or does not insist on its strict terms

        Assignor to accept a new tenancy if     THE Assignor and the Surety each agree, in the event
        lease declaimed                         that the Lease is disclaimed and on being so required
                                                by the Lessor, to accept from the Lessor the grant of
                                                a new tenancy and to execute and deliver a
                                                counterpart of it to the Lessor. The new tenancy is
                                                to be on the same terms and conditions as the Lease
                                                at the date of the disclaimer and to be for a term
                                                expiring on the term date of the Lease

        Agreement ends when Assignor released   THIS Agreement ceases to have effect when the

        by assignment (which is not excluded)   Assignor is released from the tenant covenants of the
        or by agreement                         Lease by virtue of Section 5 of the Lessor and Tenant
                                                (Covenants) Act 1995 or with the consent of the Lessor

Surety Provisions

8 THE SURETY in consideration of the demise hereinbefore contained having been made at his request hereby COVENANTS with the Lessor as a primary obligation that the Tenant shall pay the rents hereby reserved on the days and in manner aforesaid and shall duly perform and observe all the covenants hereinbefore on the Tenant's part contained and that in case of default in such payment of rent or performance or observance of any of the covenants as aforesaid during the currency of the Term and also thereafter during such period as the Tenant remains in occupation of the Premises the Surety will pay and make good to the Lessor on demand all loss damages costs and expenses thereby arising or incurred by the Lessor PROVIDED ALWAYS AND IT IS HEREBY AGREED that any neglect or forbearance of the Lessor in endeavouring to obtain payment of the said several rents when the same becomes payable or to enforce performance or observance of the several stipulations herein on the Tenant's part contained and any time which may be given by the Lessor to the Tenant shall not release or exonerate or in any way affect the liability of the Surety under this covenant AND PROVIDED FURTHER AND IT IS HEREBY FURTHER AGREED that:-

   8.1 in the event of this Lease being disclaimed by the Tenant or on behalf of the Tenant under any statutory or other power the Surety will if requested by the Lessor to do so take from the Lessor within three months after such disclaimer a grant of another Lease of the Premises for the residue of the Term unexpired hereinbefore reserved and subject to the like covenants and provisions as are herein contained and at the expense of the Surety and on the execution of such further Lease the Surety shall execute and deliver to the Lessor a counterpart thereof

   8.2  The Surety hereby further covenants with the Lessor that:-

        8.2.1 if there shall be disclaimer or surrender of this Lease whether by a liquidator trustee in bankruptcy the Crown or otherwise howsoever or

        8.2.2  if this Lease shall be forfeited or

        8.2.3 if the Tenant being a sole or the last surviving Tenant shall in the case of an individual die or in the case of a company be dissolved or if otherwise the Tenant shall cease to exist

          THEN the Surety shall if the Lessor by notice in writing given to the Surety within three months after such disclaimer or other event or occurrence referred to in sub-paragraphs 8.2.1 8.2.2 and 8.2.3 so requires accept from and execute and deliver to the Lessor a counterpart of a new lease of the Premises for a term commencing on the date of the disclaimer or other event and continuing for the residue then remaining unexpired of the Term such new lease to be at the cost of the Surety and to be at the same rent and subject to the same covenants conditions and provisions as are contained in this Lease

     8.3 if the Lessor shall not require the Surety to take a new lease the Surety shall nevertheless upon demand pay to the Lessor a sum equal to the rent that would have been payable under this Lease but for the disclaimer or other event in respect of the period from and including the date of such disclaimer or other event until the Lessor shall have granted a lease of the Premises to a third party

     8.4 This guarantee shall ensure for the benefit of the successors and assigns of the Lessor under this Lease without the necessity for any assignment thereof

     8.5 In the event that under the provisions of this Lease the Lessor shall be entitled to require that the Tenant enters into an Agreement as provided for in Clause 7 hereof the Surety will also enter into such Agreement

     8.6 The Surety may in its discretion enter into and require the Landlord to enter into a deed of rent deposit in the form attached hereto as Annexure 3 within 14 days of the Surety notifying the Landlord and Tenant in writing of such requirement and upon formal completion of such deed the Surety shall be released from the covenants contained in this Clause 8 and all obligations contained or referred to in the agreement for lease to which this lease gives effect, and any deeds ancillary hereto and the Landlord shall execute a formal Deed of Release in a form reasonably acceptable to the Tenant and Surety within 14 days of such notification and this Lease shall be construed as if reference to "the Surety" were deleted throughout provided that the deed of rent deposit shall be in addition to that entered into by the Landlord and Tenant dated 8 July 1998 or any other deed entered into by reason of the grant of any other lease of the Block by the Landlord to the Tenant

Headings

9 THE headings hereto are inserted for convenience of reference only and shall not in any manner affect the construction meaning or effect of anything herein contained or govern the rights and liabilities of the parties hereto

IN WITNESS whereof the parties hereto have executed these presents the day and year first above written

                               THE FIRST SCHEDULE
                               ------------------

                                    Part I
                                    -------


                              Service Charge Items
                              --------------------

1. To pay to the appropriate authorities respectively responsible for collecting the same all rates taxes and outgoings in respect of any part or parts of the Block used in common by the owners or occupiers of more than one unit in the Block including any imposed or becoming payable after the date hereof and whether or not of a novel nature

2. To maintain any common service conduits in under or over the Block in a good state of repair and condition but nothing herein contained shall render the Lessor liable for maintenance of the said conduits which shall have been adopted by or become vested in any national local or public authority or body or statutory undertaking

3. (a) To keep the Common Parts and all fixtures and fittings in such of the Common Parts as aforesaid and additions thereto in good and tenantable repair and decorative condition (including any renewal and replacement of all worn or damaged parts) (damage by any of the insured risks excepted) but without prejudice to the rights of the Lessor or the Lessor to recover from the Tenant or any other person the amount or value of any loss or damage caused by the negligent or other wrongful act or default of the Tenant or such other person

     (b) Without prejudice to the generality of the foregoing to maintain any equipment and/or facilities which may from time to time be available for communal use by occupiers within the Block and insofar as may be applicable to pay and discharge all or any rental or other payments (including maintenance payments) which may from time to time be payable in relation to any entry phone system installed in the Block and also to any other such facilities in respect of which such payments shall from time to time become due whether such facilities are situated wholly or partly within the Common Parts of the Block or elsewhere within the Block

4. If and whenever the Lessor or the Lessor shall reasonably consider it necessary so to do install such equipment and facilities as it may reasonably deem appropriate for the better running management use and security of the Block or any part thereof upon such terms as the Lessor or the Lessor shall reasonably consider appropriate

5. To keep or cause to be kept proper books of account of all costs charges and expenses incurred by the Lessor in carrying out its obligations under this schedule or in otherwise managing and administering the Block and in each year during the Term to prepare a certificate of

     (a) the total amount of such costs charges and expenses for the period to which the certificate relates and

     (b) the proportionate amount due from the Tenant to the Lessor under the provisions set out in clause 1 of Part III of this Schedule after taking into account payments made in advance under the provisions set out clause 2 of the same part of this Schedule and to send a copy of the same to the Tenant

6. (a) To insure and keep insured in the names of the Lessor (with the interests of the Tenant and their respective mortgagees being noted if the Lessor shall be so requested (either specifically or by way of a general noting)) in some office of repute the Block against loss or damage by fire or aircraft or things dropped from aircraft and storm and tempest and all other risks normally covered for standard premium by a comprehensive policy (including terrorism cover) in the aggregate amount of:

          (i)   the full reinstatement value of the Block and

          (ii)  the amount of three years' rent thereof to the Lessor and

          (iii) all architects' surveyors' and other professional fees and also to insure against liability for personal injury occurring to any person and such other risks as the Lessor the Superior Lessor or the Headlessor may reasonably require and to make all payments necessary for effecting and keeping on foot such insurances

     (b) As often as any part of the Block is destroyed or damaged by fire or aircraft or things dropped from aircraft storm or tempest or any other peril covered by the aforementioned insurance to apply the proceeds of the insurance in that behalf in or towards the rebuilding or reinstatement of the Block and to make up any shortfall from the Landlord's own monies

7. (a) To keep the structure and the exterior of the Block and the remainder of the Common Parts as the Lessor shall reasonably designate as being for the benefit of the occupiers of the Block (or some of them) and all fixtures and fittings (including the lifts) in such of the Common Parts as aforesaid and additions thereto in good and tenantable repair and decorative condition (including any renewal and replacement of all worn or damaged parts) (damage by any of the insured risks excepted) but without prejudice to the rights of the Lessor to recover from the Tenant or any other person the amount or value of any loss or damage caused by the negligent or other wrongful act or default of the Tenant or such other person and (insofar as may be appropriate) to provide lighting therefor provided that for the sake of clarity

     (b) Without prejudice to the generality of the foregoing to use all reasonable endeavours to maintain any equipment and/or facilities which may from time to time be available for communal use by occupiers within the Block and insofar as may be applicable to pay and discharge all or any rental or other payments (including maintenance payments) which may from time to time be payable in relation to any entry phone system installed in the Block and also to any other such facilities in respect of which such payments shall from time to time become due whether such facilities are situated wholly or partly within the Common Parts of the Block or elsewhere within the Block)

8. To use all reasonable efforts to enforce the covenants contained in such other Leases of units in the Block as may be granted

9. If and whenever the Lessor or the Lessor shall consider it necessary so to install such equipment and facilities as it may deem appropriate for the better running management use and security of the Block (taken together) or any part thereof upon such terms as the Lessor shall reasonably consider appropriate

10. To employ such staff as the Lessor shall reasonably consider appropriate to provide any of the services referred to in any part of this Schedule or otherwise to provide services in relation to the management of the Block or any part thereof

11. To pay the interest and other financing costs (if any) incurred by the Lessor in respect of the payment of any Service Charge Item

12. To make any payment due from the Lessor (directly or indirectly) under the Headlease and the Atrium Lease

13.  To comply with the principles of good estate management in the   provision
     of the Service Charge Items

14. To provide within three months of the end of each accounting period and deliver to the Tenant a statement and accounts audited by a reputable firm of chartered accountants and certified statement of the costs of such Service Charge Items and the Lessor or Tenant as appropriate shall pay to the either with fourteen days of delivery of such statement a sum equal to the amount by which the actual service charge payment either exceeded or was less than the actual cost of provisions of the Service Charge Items as appropriate

15.  To provide adequate refuse disposal facilities

                                    PART II
                                    -------

                          Parking Service Charge Items
                          ----------------------------

1. To keep the car parking spaces forming part of the Parking Area and all gates shutters ramps and accessways leading thereto and the security facilities thereof in good and tenantable repair and cleaned (including the replacement of damaged and worn parts)

2. To pay to the appropriate authorities respectively responsible for collecting the same all rates taxes and outgoings in respect of any part or parts of the Parking Area including any becoming payable after the date hereof and whether or not of a novel nature

3. If and whenever the Lessor shall reasonably (acting within the principles of good estate management) consider it necessary so to do install such equipment and facilities as it may deem appropriate for the better running management use and security of the Parking Area

4. To use all reasonable efforts to maintain the painted lines (if any) separating one parking space from another


                                    PART III
                                    --------

1.        (a)  To pay to and keep the Lessor indemnified against the Service
               Charge Proportion of all costs charges and expenses which the Lessor shall incur in complying with the obligations set out in
               Part I of the First Schedule hereto in respect of any expenditure incurred by the Lessor which shall be treated as a Service Charge Item but if in the reasonable opinion of the Lessor it shall be undesirable or unreasonable to calculate or apportion the whole or any part of any such costs charges and expenses on the basis of the Service Charge Proportion then the proportion shall be such part of the whole or any part of such costs charges and expenses determined at the reasonable discretion of the Lessor

          (b) To pay to and keep the Lessor indemnified against the Parking Service Charge Proportion of all costs charges and expenses which the Lessor shall incur in complying with the obligations set out in Part II of the First Schedule hereto and/or in respect of any expenditure incurred by the Lessor which shall be treated as a Parking Service Charge Item but if in the reasonable opinion of the Lessor it shall be undesirable or unreasonable to calculate or apportion the whole or any part of any such costs charges and expenses on the basis of the Parking Service Charge Proportion then the proportion shall be such part of the whole or any part of such costs charges and expenses determined at the reasonable discretion of the Lessor

          (c) Notwithstanding anything herein contained the parties agree that if the Lessor shall (acting reasonably) consider that any part or parts of the costs charges and expenses which the Lessor shall incur as aforesaid shall be the subject of contributions from persons other than the lessees for the time being of the Block then the Lessor shall reduce the amount of the costs charges and expenses in question to which the Tenant is obliged to contribute by such sum or sums as the Lessor shall in its absolute discretion consider reasonable rather than allocating the total amount of those costs charges and expenses and in this connection the Tenant acknowledges that the discretion conferred upon the Lessor under the provisions of this clause is an absolute discretion which shall be exercisable by the Lessor in such manner and upon such terms and at such times as the Lessor shall consider appropriate

          (d) Any sums due from the Tenant to the Lessor pursuant to this clause (and under clauses 2 and 3 of Part III of this Schedule) shall be due as additional rent and shall be recoverable as such

2.        (a)  To pay to the Lessor on the usual quarter days in each year such reasonable sum as the Lessor shall (acting reasonably) estimate to be one quarter of the amount prospectively payable by the Tenant under clause 1 of this Schedule (such sum being taken into account and credited against the amount eventually determined to be so payable) the first payment to be made on the execution hereof and to be the amount of the First Service Charge Payment being a fixed amount to cover the period from the date hereof until the next Quarter Day and until such time as the said expenses shall be calculated or estimated each of the said quarterly contributions shall be in the amount of the First Service Charge Payment provided that:-

               (i) any sum received by the Lessor on the execution hereof or from time to time on account of any service charge proportions payable for a period after the date upon which such payment or payments is or are to be made shall be deemed to be held by the Lessor as bare trustee for the Tenant upon trust to utilise such sum towards the expenses to be incurred by the Lessor as aforesaid

              (ii) in this Schedule the expression "all costs charges and expenses which the Lessor shall incur" shall include not only those costs charges and expenses which the Lessor shall have actually incurred or made or which shall have been charged to the Lessor during the year in question but also a reasonable sum on account of those items of expenditure which are of a periodically recurring nature (whether recurring by regular or irregular periods) whenever disbursed incurred or made and whether prior to the commencement of the Term or otherwise including a sum or sums of money by way of reasonable provision for anticipated expenditure in respect thereof as the Lessor may in its reasonable discretion allocate to the year in question as being fair and reasonable in all the circumstances

     (b) if in order to comply with any of the obligations of the Lessor contained in this Schedule hereto or if to carry out any other works or things to or for the reasonable improvement of the Block the Lessor has properly and reasonably spent money in excess of those sums the Lessor shall then have collected from the Tenant and the other tenants of the Block towards the cost of carrying out such obligations or works or things then the Tenant shall pay within 28 days of demand being received by the Tenant such sums as shall represent a proportionate part (calculated in the manner aforesaid) of the money that will be required to be expended by the Lessor over and above the sums already received by the Lessor and such further amount shall be taken into account in calculating the amount of the service charge proportions pursuant to the provisions hereinbefore contained

3. Within twenty-eight days after receipt of a copy of the certification provided for in this Schedule to pay to the Lessor the net amount (if any) appearing by such notice to be due to the Lessor from the Tenant

                              THE SECOND SCHEDULE
                              -------------------


                                  Rent Review
                                  -----------

1.  Definitions
    -----------
     1.1 The terms defined in this paragraph shall for all purposes of this Schedule have the meanings specified

     1.2 "Review Period" means the period between any Review Date and the day prior to the next Review Date (inclusive) or between the last Review Date and the expiry of the Term (inclusive)

     1.3 "The Assumptions" means the following assumptions at the relevant Review Date
          1.3.1 That no work has been carried out on the Premises by the Tenant or its sub-Tenants during the Term which has diminished the rental value of the Premises

          1.3.2 That if the Premises have been destroyed or damaged that they have been fully restored

          1.3.3 That the covenants contained in this Lease on the part of the Tenant and the Lessor have been fully observed and performed

          1.3.4 That the Premises are available to let by a willing Lessor to a willing tenant ("Willing Tenant") by one lease without a fine or premium being paid by either party and with vacant possession

          1.3.5 That the Premises are ready and fitted out for possession in accordance with the Category A works listed in Annexure 1 attached hereto awaiting tenants fixtures fittings and equipment to render them ready for use for the purpose or purposes required by the Willing Tenant

          1.3.6 That the Premises have been fitted with a full VAV air conditioning system and that the same is in good working order

          1.3.7 That the Lease referred to in paragraph 1.3.4 contains the same terms as this Lease except the amount of the Initial Rent and any rent free period allowed to the Tenant but including the provision for rent review on the Review Dates and except as set out in paragraph 1.3.8

          1.3.8 That the term of the Lease referred to in paragraph 1.3.4 is equal in length to the Term beginning on the relevant Review Date and that the rent shall commence to be payable from that date and that the years during which the Tenant covenants to decorate the Premises shall be at similar intervals after the beginning of the term of such lease as those referred to in this Lease

          1.3.9 That any rent free period or concessionary rent period or contribution or any other inducement whether of a capital or revenue nature which would or might be made by the willing Lessor to the Willing Tenant to reflect the time and capital cost necessary to fit out the Premises for operational use upon the grant of the lease referred to in paragraph 1.3.4 shall have expired or been given immediately before the relevant Review Date

     1.4  The Disregarded Matters means:-

          1.4.1 Any effect on rent of the fact that the Tenant has been in occupation of the Premises

          1.4.2 Any goodwill attached to the Premises by reason of the carrying on at the Premises of the business of the Tenant

          1.4.3 Any increase in rental value of the Premises attributable to the existence at the relevant Review Date of any improvement to the Premises (other than any improvement referred to in Paragraph 1.3.5 and 1.3.6) carried out with consent where required otherwise than in pursuance of an obligation (whether or not that obligation was imposed before or after the date hereof) to the Lessor or its predecessors in title either

                 1.4.3.1 by the Tenant its sub-tenants or their predecessors in title or by any lawful occupiers during the Term or during any period of occupation prior to the Term or during any period of occupation prior to the Term arising out of an agreement to grant or

                 1.4.3.2 by any tenant or sub-tenant of the Premises or by any lawful occupiers before the commencement of the Term so long as the Lessor or its predecessors in title have not since the improvement was carried out had vacant possession of the relevant part of the Premises

     1.5 "The President" means the President for the time being of the Royal Institution of Chartered Surveyors the duly appointed deputy of the President or any person authorised by the President to make appointments on his behalf

     1.6 "The Arbitrator" means a person appointed by agreement between the parties or in the absence of agreement within 14 days of one party giving notice to the other of its nomination or nominations nominated by the President on the application of either party made not earlier than six months before the relevant Review Date or at any time afterwards

     1.7  "Review Dates" mean the [    ] day of [    ] in the years 2003 2008
          2013 2018 and 2023

     1.8  "Initial Rent" means the annual rent of (Pounds)846,900

     1.9  "Rent" means the rent first reserved by this Lease

2.   Ascertaining the Rent
     ---------------------
     2.1  The Rent shall be:-

          2.1.1   Until the first Review Date the Initial Rent and
          2.1.2 During each successive Review Period a rent equal to the greatest of:-

                  2.1.2.1 the Rent payable immediately prior to the ]% per annum (compounded quarterly) from relevant Review Date or if payment of Rent has the Term Commencement Date or (if been suspended pursuant to the proviso to that applicable) the previous Review Date and effect contained in this Lease the Rent which would have been payable had there been no such suspension increased at the rate of [

                  2.1.2.2 such Rent as may be ascertained in accordance with this Schedule and

                  2.1.2.3  (Pounds)846,900

     2.2 Such revised Rent for any Review Period may be agreed in writing at any time between the parties or (in the absence of agreement) will be determined not earlier than the Review Date by the Arbitrator

     2.3 The revised Rent to be determined by the Arbitrator shall be in respect of each Review Date such as he shall decide to be the market rent at which the Premises might reasonably be expected to be let on the open market at the relevant Review Date making the Assumptions but disregarding the Disregarded Matters

     2.4 The Arbitration shall be conducted in accordance with the Arbitration Acts 1950-1979 except that if the Arbitrator nominated pursuant to paragraph 1.6 shall die or decline to act the President may on the application of either party discharge the Arbitrator and appoint another in his place

     2.5 Whenever the Rent shall have been ascertained in accordance with this Schedule Memorandum to this effect shall be signed by or on behalf of the parties and annexed to this Lease and its counterpart and the parties shall bear their own costs in this respect

3.   Arrangements Pending Ascertainment of Revised Rent
     --------------------------------------------------
     If the revised Rent payable during any Review Period has not been ascertained by the relevant Review Date Rent shall continue to be payable at the rate previously payable such payments being on account of the Rent for that Review Period

4.   Payment of Revised Rent
     -----------------------
     If the revised Rent payable during any Review Period has not been ascertained by the relevant Review Date then immediately after the date when the same has been agreed between the parties or the date upon which the Arbitrators award shall be received by one party the Tenant shall pay to the Lessor:-

     4.1 Any shortfall between the Rent which would have been paid on the Review Date and on any subsequent quarter days had the revised rent been ascertained on or before the relevant Review Date and the payments made by the Tenant on account

     4.2 Interest at Base Rate of Barclays Bank for the period commencing on the relevant Review Date until the quarter day following the date on which the revised Rent shall be ascertained

5.   Rental Restriction
     ------------------

     5.1 If at any of the Review Dates there shall be in force a statute which shall prevent restrict or modify the Lessor's right to review the Rent in accordance with this Lease and/or to recover any increase in the Rent the Lessor shall when such restriction or modification is removed relaxed or modified be entitled (but without prejudice to its rights (if any) to recover any Rent the payment of which has only been deferred by Law) on giving not less than one month's nor less than three months' notice in writing to the Tenant to invoke the provisions of paragraph 5.2

     5.2 Upon the service of a notice pursuant to paragraph 5.1 the Lessor shall be entitled:-

          5.2.1 to proceed with any review of the Rent which may have been prevented or further to review the Rent in respect of any review where the Lessor's right was restricted or modified and the date of expiry of such notice shall be deemed for the purposes of this Lease to be a Review Date (provided that without prejudice to the operation of this paragraph nothing in this paragraph shall be construed as varying any subsequent Review Dates)

          5.2.2 to recover any increase in Rent with effect from the earliest date permitted by law

     5.3 Time shall not be of the essence with regard to the provisions of this Schedule


EXECUTED as a DEED by
the TENANT acting by two of
it's directors :-


EXECUTED as a DEED by
the LESSOR acting by two of
it's directors :-


EXECUTED as a DEED by
the SURETY acting by two
of it's directors :-

                             Annexures to Agreement
                             ----------------------


     The following is a list of the Annexures to the Agreement. Annexures marked with an asterisk are omitted from this filing. The registrant agrees to furnish supplementally a copy of any omitted annexure to the Commission upon request.

1.  Lease of Premises
2.  Rent Deposit Charge*
3.  Deed of Variation*
4.  Licence for Alterations*
5.  Landlord's Works*

                         Material Differences Schedule


     Pursuant to Instruction 2 to Item 601(a) of Regulation S-K, the registrant has omitted the following documents:

     1. Agreement dated October 15, 1998 between Ballymore Properties Limited and Cordoba Holdings Limited and Thomas Charles Combrinck ("October 1998 Agreement").

     2. Agreement dated January 29, 1999 between Ballymore Properties Limited and Cordoba Holdings Limited and Thomas Charles Combrinck ("January 1999 Agreement").

     The omitted documents are substantially identical to this exhibit except that they differ with respect to the following material details:

     1. With respect to the October 1998 Agreement, that document differs from this exhibit in the following manner:

          a. Date:                  October 15, 1998
          b. Demised Premises:      The Fourth, Fifth, Sixth and Seventh Floors
                                    of the Block
          c. Initial Rent:          (Pounds)692,400 per annum
          d. Facilities Management  Form of Facilities Management Agreement
             Agreement:             annexed to the October 1998 Agreement

     2. With respect to the January 1999 Agreement, that document differs from this exhibit in the following manner:

          a. Date:                  January 29, 1999
          b. Demised Premises:      The Eighth and Ninth Floors and the Block
          c. Initial Rent:          (Pounds)230,800 per annum
          d. Deed of Variations:    No Deed of Variations annexed to the January
                                    1999 Agreement